UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Aptevo Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply)

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

APTEVO THERAPEUTICS INC.

2401 4th Avenue, Suite 1050

Seattle, Washington 98121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held On February 18, 2026

Dear Aptevo Stockholder:

You are cordially invited to virtually attend a special meeting of stockholders (the “Special Meeting”) of Aptevo Therapeutics Inc., a Delaware corporation (the “Company”). The meeting will be held on February 18, 2026 at 10 a.m. Pacific Time. To facilitate stockholder participation and save costs, the Special Meeting will be held in a virtual meeting format only at www.virtualshareholdermeeting.com/APVO2026SM. The meeting will be held for the following purposes:

1.
To approve an amendment and restatement of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to include previous amendments to the Certificate of Incorporation and the designation of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) and to make certain other technical and administrative changes (“Proposal 1” or the “A&R Certificate of Incorporation Proposal”);
2.
To approve the potential issuance of 19.99% or more of the Company’s issued and outstanding common stock as of January 8, 2026 pursuant to the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, Ltd. (“Yorkville”), in accordance with Nasdaq Listing Rules 5635(d) and 5635(b) (“Proposal 2” or the “SEPA Share Issuance Proposal”); and

3.
To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2 (“Proposal 3” or the “Adjournment Proposal”).

These items of business are more fully described in the proxy statement accompanying this Notice (the “Proxy Statement”).

In addition to the foregoing, the Special Meeting may include the transaction of any other business relating to the purpose or purposes stated in this Notice and the accompanying Proxy Statement that may be properly brought before the meeting or any adjournment, postponement, rescheduling, or continuation thereof.

The record date for the Special Meeting is January 9, 2026. Only stockholders of record at the close of business on that date may vote on the proposals being presented at the Special Meeting or any adjournment, postponement, rescheduling, or continuation thereof.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to Be Held Virtually on February 18, 2026 at 10 a.m. Pacific Time at www.virtualshareholdermeeting.com/APVO2026SM.

The Proxy Statement is available at www.proxyvote.com.

By Order of the Board of Directors

SVP, General Counsel, Business Development and Corporate Affairs

Seattle, WA

January 26, 2026

You are cordially invited to virtually attend the meeting. Whether or not you expect to virtually attend the meeting, please complete, date, sign and return the enclosed proxy card, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote if you virtually attend the meeting.

APTEVO THERAPEUTICS INC.

2401 4th Avenue, Suite 1050

Seattle, Washington 98121

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To be held on February 18, 2026

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

When is this Proxy Statement and accompanying proxy card (“Proxy Card”) first being mailed to stockholders?

This Proxy Statement and Proxy Card are first being mailed on or about January 26, 2026 to stockholders of record of Aptevo Therapeutics Inc. (sometimes referred to as the “Company,” “Aptevo,” “we,” “us” or “our”) entitled to vote on the proposals being presented at the Special Meeting.

How do I attend the Special Meeting?

In order to facilitate stockholder participation and save costs, the meeting will be held virtually on February 18, 2026 at 10 a.m. Pacific Time. There will not be a physical meeting. We have worked to offer the same participation opportunities as if you attended the Special Meeting in person and hope the virtual format will allow more stockholders to participate by removing any barriers caused by travel requirements. You may attend the Special Meeting virtually, including voting and submitting questions, at www.virtualshareholdermeeting.com/APVO2026SM by entering the 16-digit control number included on your Proxy Card. You should ensure you have a strong Internet connection wherever you intend to participate in the Special Meeting. We encourage you to access the Special Meeting before it begins. Virtual check-in will begin at 9:30 a.m. Pacific Time on the date of the Special Meeting.

Our virtual meeting provider, Broadridge, facilitates stockholders’ opportunity to ask questions before and during the meeting. The Special Meeting site will provide stockholders with information regarding (i) time guidelines for their questions, rules around what types of questions are allowed, and rules for how questions and comments will be recognized and disclosed to meeting participants; and (ii) procedures for posting appropriate questions received during the meeting and our answers on our website as soon as is practical after the meeting. Once you are logged into the Special Meeting, you will be able to submit your questions directly to the Company. Our virtual meeting will be governed by our rules of conduct and procedures, which will be posted at www.virtualshareholdermeeting.com/APVO2026SM in advance of the Special Meeting.

You may obtain instructions for how to access the Special Meeting virtually at www.virtualshareholdermeeting.com/APVO2026SM. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time or need support in addressing technical and logistical issues related to accessing the virtual meeting platform, a technical assistance phone number will be made available on the virtual meeting registration page at www.virtualshareholdermeeting.com/APVO2026SM, 30 minutes prior to the start of the meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on January 9, 2026 (the “Record Date”) will be entitled to vote on the proposals being presented at the Special Meeting. On the Record Date, there were 997,830 shares of our common stock outstanding and entitled to vote. Our common stock is our only class of voting stock.

Stockholder of Record: Shares Registered in Your Name

If on January 9, 2026, your shares were registered directly in your name with the Company’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote by virtually attending the Special Meeting and voting during the Special Meeting or vote over the telephone or the Internet or by proxy card. Whether or not you plan to virtually attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Other Nominee

If on January 9, 2026, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, other similar organization, or other nominee, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting on the proposals being presented at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to virtually attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are three matters scheduled for a vote:

•
Proposal 1: To approve an amendment and restatement of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to include previous amendments to the Certificate of Incorporation and the designation of Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) and to make certain other technical and administrative changes (“Proposal 1” or the “A&R Certificate of Incorporation Proposal”);

•
Proposal 2: To approve the potential issuance of 19.99% or more of the Company’s issued and outstanding common stock as of January 8, 2026 pursuant to the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, Ltd. (“Yorkville”), in accordance with Nasdaq Listing Rules 5635(d) and 5635(b) (“Proposal 2” or the “SEPA Share Issuance Proposal”); and

•
Proposal 3: To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2 (“Proposal 3” or the “Adjournment Proposal”).

How does the Board of Directors of the Company (the “Board”) recommend that I vote on the proposals?

The Board recommends that you vote as follows:

•
“FOR” Proposal 1: the A&R Certificate of Incorporation Proposal;
•
“FOR” Proposal 2: the SEPA Share Issuance Proposal; and
•
“FOR” Proposal 3: Adjournment Proposal.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying Proxy Card to vote on those matters in accordance with their best judgment, subject to compliance with Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

How do I vote?

All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the Proxy Card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for, against, or abstain with respect to each of the proposals. Voting by proxy will not affect your right to attend the Special Meeting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by virtually attending the Special Meeting and voting during the Special Meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a Proxy Card. Whether or not you plan to virtually attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still virtually attend the Special Meeting and vote during the Special Meeting even if you have already voted by proxy.

•
To vote using the Proxy Card, simply complete, sign and date the Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Special Meeting, we will vote your shares as you direct.
•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and 16-digit control number included on your Proxy Card. Your telephone vote must be received by 11:59 p.m. Eastern Time on February 17, 2026 to be counted.
•
To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and 16-digit control number from your Proxy Card. Your Internet vote must be received by 11:59 p.m. Eastern Time on February 17, 2026 to be counted.
•
If you virtually attend the Special Meeting, you can also vote during the Special Meeting by visiting www.virtualshareholdermeeting.com/APVO2026SM and entering the 16-digit control number included on your Proxy Card.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received voting instructions from that organization rather than from us. Simply follow the instructions in the voting instruction form to ensure that your vote is counted. To vote virtually at the Special Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form well in advance of the meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of January 9, 2026.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your Proxy Card, or by telephone, through the Internet, or by virtually attending the Special Meeting and voting during the Special Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Other Nominee

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. The A&R Certificate of Incorporation Proposal and the Adjournment Proposal are considered to be “routine” under NYSE rules such that your broker, bank or other agent may vote your shares on such proposals in the absence of your voting instructions. The SEPA Share Issuance Proposal is considered “non-routine” such that your broker, bank or other agent may not vote your shares on such proposal in the absence of your voting instructions.

What if I return a Proxy Card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable:

•
“FOR” the A&R Certificate of Incorporation Proposal;
•
“FOR” the SEPA Share Issuance Proposal; and
•
“FOR” the Adjournment Proposal.

If any other matter is properly presented at the Special Meeting and any adjournment, postponement, rescheduling, or continuation thereof, your proxyholder (one of the individuals named on the enclosed Proxy Card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. We have engaged Okapi Partners LLC (“Okapi”) to assist in the solicitation of proxies for the Special Meeting. We have agreed to pay Okapi a fee of $15,000. We will also reimburse Okapi for reasonable out-of-pocket expenses and will indemnify Okapi and its affiliates against certain claims, liabilities, losses, damages and expenses. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. The entire cost of soliciting proxies on behalf of the Board will be borne by the Company.

What does it mean if I receive more than one Proxy Statement or Proxy Card?

If you receive more than one Proxy Statement or Proxy Card, your shares may be registered in more than one name or in different brokerage accounts. Please follow the voting instructions on the Proxy Cards to ensure that all of your shares are voted. Remember, you may vote by telephone, Internet or by signing, dating and returning a Proxy Card, or by voting at the Special Meeting.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You may change your vote or revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may change your vote or revoke your proxy in any one of the following ways:

•
You may submit a properly completed Proxy Card with a later date.
•
You may grant a subsequent proxy by telephone or through the internet.

•
You may send a timely written notice that you are revoking your proxy to Aptevo’s Corporate Secretary at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121.
•
You may virtually attend the Special Meeting and vote virtually during the Special Meeting. Simply virtually attending the Special Meeting will not, by itself, revoke your proxy.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

Pursuant to Rule 14a-8 of the Exchange Act, to be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by March 5, 2026, to Aptevo’s Corporate Secretary at 2401 4th Avenue, Suite 1050, Seattle, Washington 98121. We also encourage you to submit any such proposals via email to the Corporate Secretary at LegalAffairs@apvo.com. Such a proposal must satisfy the rules and regulations of the Securities and Exchange Commission (the “SEC”). In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than May 25, 2026.

In addition, our Amended and Restated Bylaws require that we be given advance written notice for nominations for election to our Board and of other business that stockholders wish to present for consideration at an annual meeting of stockholders (other than those proposals of business intended to be included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act). The Amended and Restated Bylaws require that a stockholder who intends to present a proposal at an annual meeting of stockholders submit the proposal to the Corporate Secretary not less than 90 and no more than 120 days before the first anniversary of the date of the previous year’s annual meeting. Therefore, to be eligible for consideration at the 2026 annual meeting of stockholders, such a proposal and any nominations for director must be received by the Corporate Secretary between March 26 2026 and April 25, 2026; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. This advance notice period is intended to allow stockholders an opportunity to consider all business and nominees expected to be considered at the meeting. Any proposals received after the applicable deadline may be considered untimely and may be excluded.

If a stockholder who wishes to present a proposal before the 2026 annual meeting of stockholders outside of Rule 14a-8 of the Exchange Act fails to notify us by the required date, the proxies that our Board solicits for the 2026 annual meeting of stockholders will confer discretionary authority on the person named in the proxy to vote on the stockholder’s proposal if it is properly brought before that meeting subject to compliance with Rule 14a-4(c) of the Exchange Act. If a stockholder makes timely notification, the proxies may still confer discretionary authority to the person named in the proxy under circumstances consistent with the SEC proxy rules, including Rule 14a-4(c) of the Exchange Act.

What are “broker non-votes”?

If you are a beneficial owner whose shares of record are held by a broker, you may instruct your broker how to vote your shares. If you do not give instructions to your broker, the broker will determine if it has the discretionary authority to vote on the particular matter. Under NYSE rules, which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters.

A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal.

The A&R Certificate of Incorporation Proposal and the Adjournment Proposal are “routine” matters, and banks and brokerage firms may vote your shares on such proposals if you have not given voting instructions. The SEPA Share Issuance Proposal is considered “non-routine,” and banks and brokerage firms may not vote your shares on such proposal in the absence of your voting instructions.

How many votes are needed to approve each proposal?

To be approved, the A&R Certificate of Incorporation Proposal must receive “For” votes from a majority of the holders of the outstanding shares of our common stock on the Record Date for the Special Meeting. Abstentions and broker non-votes, if any, will have the same effect as a vote “against” the A&R Certificate of Incorporation Proposal.

To be approved, the SEPA Share Issuance Proposal and the Adjournment Proposal require the affirmative vote of a majority of the votes cast by the holders of all of the shares of our common stock present virtually or represented by proxy at the Special Meeting. Abstentions and broker non-votes, if any, will have no effect on the results of these votes.

Each of the proposals are separate and apart from each other with votes of each proposal separately counted.

What is the quorum requirement and how will votes be counted?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of shares of our common stock issued and outstanding and entitled to vote are present virtually at the Special Meeting or represented by proxy. On the record date for the Special Meeting, there were 997,830 shares of common stock outstanding and entitled to vote. Thus, the holders of 332,610 shares of common stock must be present virtually or represented by proxy at the Special Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote by virtually attending the Special Meeting and voting during the Special Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or the holders of a majority of shares present at the Special Meeting or represented by proxy and entitled to vote may adjourn or postpone the Special Meeting to another date.

What will happen if stockholders fail to approve the SEPA Share Issuance Proposal at the Special Meeting?

If the SEPA Share Issuance Proposal is not approved by our stockholders at the Special Meeting, it may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment. Should the proposal fail to receive approval from the stockholders, the Company may be compelled to explore alternative financing options that are less advantageous and potentially more dilutive. The Board has determined that entering into the SEPA is in the best interests of us and our stockholders because the flexibility to issue shares of our common stock in excess of the SEPA Exchange Cap (as defined below) provides us with a reliable source of capital for working capital and general corporate purposes.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

What proxy materials are available on the Internet?

The Proxy Statement and Proxy Card are available at www.proxyvote.com.

Proposal 1

APPROVAL OF THE ADOPTION OF OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO MAKE CERTAIN TECHNICAL AND ADMINISTRATIVE CHANGES

The Board has approved, and is recommending to our stockholders for approval, the adoption of our Amended and Restated Certificate of Incorporation, as set forth in Appendix A (the “A&R Certificate of Incorporation”), which would amend and restate our current Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to make certain technical and administrative changes.

Description and Purpose for the Proposal

The changes to the Certificate of Incorporation that we are proposing are to restate the Certificate of Incorporation to include previous amendments to the Certificate of Incorporation and the designation of the Series A Preferred Stock and make certain other technical and administrative changes. These proposed changes are substantially as follows:

•
Revising Article Second to include the current address of the Company;
•
Adding language in Article Third to confirm that the duration of the Company is perpetual;
•
Revising Article Fourth to clarify the applicability of Section 242(d) of the General Corporation Law of the State of Delaware regarding the voting requirements of the matters set forth therein;
•
Restating the Certificate of Incorporation to incorporate previous amendments and the designation of Series A Preferred Stock; and
•
Making other conforming and technical changes.

The general description of the changes to the Certificate of Incorporation that we are proposing is qualified in its entirety by reference to the text of the A&R Certificate of Incorporation, as set forth in Appendix A.

Other

The A&R Certificate of Incorporation Proposal is separate from and unrelated to, and is not contingent upon, the approval of the SEPA Share Issuance Proposal and the Adjournment Proposal.

Required Vote

Stockholder approval of this Proposal 1 requires a “FOR” vote from at least a majority of the outstanding shares of our common stock on the Record Date for the Special Meeting. Abstentions and broker-non votes, if any, will have the same effect as a vote “against” the A&R Certificate of Incorporation Proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR”

THE ADOPTION OF THE A&R CERTIFICATE OF INCORPORATION AS SET FORTH IN THIS PROPOSAL 1.

Proposal 2

Approval of the SEPA Share Issuance

The Company is seeking approval of the potential issuance of a number of our common stock to Yorkville in excess of the SEPA Exchange Cap (as defined below).

Background

On January 8, 2026, the Company entered into the SEPA with Yorkville. Pursuant to the SEPA, we have the right, but not the obligation, to sell to Yorkville up to $60.0 million of our common stock (the “Commitment Amount”) at our request any time during the 36 months following the execution of the SEPA. As of January 15, 2026, $60.0 million in common stock remains available for issuance.

The Company may direct Yorkville to purchase a specified number of shares of common stock (in each case, an “Advance”) by delivering written notice to Yorkville (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed the “Maximum Advance Amount,” which is defined in the SEPA as an amount equal to one hundred percent (100%) of the average of the Daily Traded Amount (as defined below) during the five (5) consecutive trading days immediately preceding an Advance Notice. The amount of the Advance Notice can be increased by mutual consent of the Company and Yorkville.

The common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 96% of the lowest daily VWAP (as defined below) of our common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day.

The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined in the SEPA as, for a specified period, the volume weighted average price of shares of our common stock on Nasdaq, for such period as reported by Bloomberg L.P. “Daily Traded Amount” is defined in the SEPA as the daily trading volume of share of our common stock on the Nasdaq Capital Market during regular trading hours as reported by Bloomberg L.P.

The Company controls the timing and amount of any sales of shares of Common Stock to Yorkville. Actual sales of shares of common stock to Yorkville under the SEPA will depend on a variety of factors to be determined by the Company and its management from time to time, which may include, among other things, market conditions, the trading price of the Common Stock and determinations by the Company and its management as to the appropriate sources of funding for the Company’s business and operations.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the effective date of the SEPA or (ii) the date on which Yorkville shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that (i) there are no outstanding Advance Notices for which shares of common stock need to be issued and (ii) the Company has paid all amounts owed to the Yorkville pursuant to the SEPA. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer our respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

As consideration for Yorkville’s commitment to purchase shares of our common stock pursuant to the SEPA, the Company paid Yorkville a structuring fee in the amount of $25,000 and agreed to pay Yorkville a commitment fee in an amount equal to 2% of the Commitment Amount (the “Commitment Fee”). The Commitment Fee is to be paid by the Company in five equal quarterly installments. The first installment of the Commitment Fee was due and payable within five days following the date of execution of the SEPA, and each of the remaining four installments are due and payable on each successive three-month anniversary of the date of execution of the SEPA. Additional information concerning the SEPA is contained in our Current Report on Form 8-K filed with the SEC on January 9, 2026, and is incorporated by reference herein.

Reasons for Seeking Shareholder Approval

Under Nasdaq Listing Rule 5635(b), shareholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a change of control of a company. This rule does not specifically define when a change in control of a company may be deemed to occur for this purpose; however, Nasdaq suggests in its guidance that a change of control would occur, subject to certain limited exceptions, if after a transaction an investor (or a group of investors) would hold 20% or more of a company’s then-outstanding capital stock.

Under Nasdaq Listing Rule 5635(d), shareholder approval is required prior to the issuance of securities in connection with a transaction (or a series of related transactions) other than a public offering involving the sale, issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five (5) trading days immediately preceding the signing of the binding agreement. On January 8, 2026, the date of the execution of the SEPA, the closing price of our common stock was $9.20 and the average closing price of our common stock for the five (5) trading days immediately preceding January 8, 2026 was $8.753 (the “Minimum Price”).

Until this Proposal 2 is approved by our stockholders, the Company may not sell and Yorkville may not purchase, below the Minimum Price, more than 199,466 shares of our common stock (representing 19.99% of the aggregate number of shares of outstanding common stock as of January 8, 2026, the effective date of the SEPA) under the SEPA (the “SEPA Exchange Cap”). The SEPA Exchange Cap does not apply to the extent that (a) the Company’s stockholders have approved issuances in excess of the SEPA Exchange Cap, or (b) the average price of all applicable sales of shares of common stock under the SEPA equals or exceeds $8.753 per share.

Stockholder approval of this Proposal 2 will constitute stockholder approval for purposes of Nasdaq Listing Rules 5635(d) and 5635(b).

The Board has determined that the entering into the SEPA and our ability to issue common stock thereunder in excess of the SEPA Exchange Cap are in the best interests of the Company and its stockholders because the ability to sell common stock to Yorkville provides us with a reliable source of capital for general corporate purposes, which may include, but are not limited to, funding working capital, capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product research development or intellectual property acquisition.

We cannot predict the price of the common stock at any future date, and therefore cannot predict the number of shares of common stock to be issued under the SEPA or whether the applicable price for any such shares will be greater than the Minimum Price under the applicable Nasdaq rules.

Therefore, we are seeking stockholder approval under this Proposal 2 to issue shares of common stock in excess of the SEPA Exchange Cap, if necessary, to Yorkville under the terms of the SEPA. The failure of our stockholders to approve this Proposal 2 will prevent us from selling, at less than the Minimum Price, shares of common stock to Yorkville in excess of the SEPA Exchange Cap. However, it would be possible to sell shares to Yorkville in excess of the SEPA Exchange Cap if the sale of shares covered by any Advance is equal to or greater than the Minimum Price for such Advance. As of the close of business on January 15, 2026, the price of the common stock was $9.03 per share.

Effect on Current Stockholders

Upon stockholder approval of this Proposal 2, the issuance of shares of common stock under the SEPA will not be subject to the SEPA Exchange Cap and such issuance of shares would dilute, and thereby reduce, each existing stockholder’s proportionate ownership in the common stock. Because the number of shares of common stock that may be issued to Yorkville pursuant to the SEPA is determined based on the price of the common stock at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Consequences of Non-Approval

If this Proposal 2 is not approved by our stockholders at the Special Meeting, it may impair our working capital and our ability to fund capital expenditures, operating expenses and the selective pursuit of business development opportunities, including continued product or technology investment. Should the proposal fail to receive approval from the stockholders, the Company may be compelled to explore alternative financing options that are less advantageous and potentially more dilutive. The Board has determined that the SEPA, with such modifications, amendments, or changes (consistent with the intent and purpose of this proposal) agreed upon by the parties to the SEPA, and in accordance with the shareholder approval requirements of Nasdaq Listing Rules 5635(d) and 5635(b) is in the best interests of us and our stockholders because the flexibility to issue common stock in excess of the SEPA Exchange Cap provides us with a reliable source of capital for working capital and general corporate purposes.

Other Matters

The SEPA Share Issuance Proposal is separate from and unrelated to, and is not contingent upon, the approval of the A&R Certificate of Incorporation Proposal and the Adjournment Proposal.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares of our common stock present virtually or represented by proxy at the Special Meeting. Abstentions and broker non-votes, if any, will have no effect on the results of these votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SEPA SHARE ISSUANCE AS SET FORTH IN PROPOSAL 2.

Proposal 3

Adjournment Proposal

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1 or Proposal 2, our proxy holders may move to adjourn the Special Meeting at that time in order to enable our Board to solicit additional proxies in favor of each of the proposals.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our Board, and each of them individually, to vote to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1 or Proposal 2. If our stockholders approve this proposal, we could adjourn, postpone or continue the Special Meeting and any adjourned session of the Special Meeting to use additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted against Proposal 1 or Proposal 2. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1 or Proposal 2, we could adjourn the Special Meeting without a vote on such proposal(s) and seek to convince our stockholders to change their votes in favor of such proposal(s).

If it is necessary or appropriate to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of all of the shares of our common stock present virtually or represented by proxy at the Special Meeting. Abstentions and broker non-votes, if any, will have no effect on the results of these votes.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AUTHORIZATION TO ADJOURN THE SPECIAL MEETING AS SET FORTH IN PROPOSAL 3.

Security Ownership Of
Certain Beneficial Owners And Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of January 15, 2026 by: (i) each director and nominee for director; (ii) each of the named executive officers; (iii) all named executive officers and directors of our company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of its Common Stock. Unless otherwise indicated, the address of the individuals and entities below is c/o Aptevo Therapeutics Inc., 2401 4th Avenue, Suite 1050, Seattle, Washington 98121.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of Common Stock issuable upon the exercise of stock options that are immediately exercisable or exercisable and vesting restricted stock units (“RSU”) within 60 days after January 15, 2026 but exclude unvested stock options. The information is not necessarily indicative of beneficial ownership for any other purpose.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or RSUs held by that person that are currently exercisable or exercisable within 60 days of January 15, 2026. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Beneficial Ownership(1)
	Number of Shares	Percent of Total
Certain Beneficial Owners, Directors and Named Executive Officers
Armistice Capital Master Fund Ltd. (2)(3)	49,792	4.99%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (2)(4)	69,967	7.01%
Bigger Capital Fund, LP (2)(5)	49,792	4.99%
CVI Investments, Inc. (2)(6)	83,856	8.40%
Hudson Bay Master Fund Ltd. (2)(7)	49,792	4.99%
L1 Capital Global Opportunities Master Fund (2)(8)	49,792	4.99%
Sabby Volatility Warrant Master Fund, Ltd. (2)(9)	49,792	4.99%
Marvin L. White	-	-
Jeffrey G. Lamothe	-	-
SoYoung Kwon	-	-
Daniel J. Abdun-Nabi	-	-
John E. Niederhuber, M.D.	-	-
Zsolt Harsanyi	-	-
Grady Grant III	750	*
Barbara Lopez Kunz	-	-
All executive officers and directors as a group	750	*

* Less than one percent.

(1) This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 997,830 shares outstanding on January 15, 2026, adjusted as required by rules promulgated by the SEC. Each person is deemed to be the beneficial owner of shares which may be acquired within sixty days of January 15, 2026 through the exercise of options, warrants, and other rights, if any.

(2) The common warrants are subject to a beneficial ownership limitation of 4.99% or 9.99%, as applicable, which such limitation restricts the holders from exercising that portion of the common warrants that would result in the holders and its affiliates owning, after exercise, a number of shares of common stock in excess of the beneficial ownership limitation.

(3) Armistice Capital Master Fund Ltd: Includes 49,792 shares of common stock underlying the common warrants. Excludes 35,793 shares of common stock underlying the common warrants which are not exercisable within 60 days of January 15, 2026 by virtue of the beneficial ownership limitations described in footnote 2.The principal business office of Armistice Capital, LLC is 510 Madison Avenue, 7th Floor, New York, New York 10022.

(4) Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B: Includes 69,967 shares of common stock underlying the common warrants. The principal business office of Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B is Suite #7 Grand Pavilion Commercial Centre, 802 West Bay Road, Grand Cayman, P.O. Box 10250, Cayman Islands.

(5) Bigger Capital Fund, LP: Includes 49,792 shares of common stock underlying the common warrants. Excludes 35,342 shares of common stock underlying the common warrants which are not exercisable within 60 days of January 15, 2026 by virtue of the beneficial ownership limitations described in footnote 2.The principal business office of Bigger Capital Fund, LP is 11700 W Charleston Blvd. 170-659, Las Vegas, NV 89135.

(6) CVI Investments, Inc.: Includes 83,856 shares of common stock underlying the common warrants. The address of the principal business office of CVI Investments, Inc. is P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104 Cayman Islands.

(7) Hudson Bay Master Fund Ltd.: Includes 49,792 shares of common stock underlying the common warrants. Excludes 35,453 shares of common stock underlying the common warrants which are not exercisable within 60 days of January 15, 2026 by virtue of the beneficial ownership limitations described in footnote 2. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over the common warrants. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. and Sander Gerber disclaims beneficial ownership over the common warrants. The principal business office of Hudson Bay Master Fund Ltd. is 290 Harbor Dr., Stamford, CT 06902.

(8) L1 Capital Global Opportunities Master Fund, Ltd.: Includes 49,792 shares of common stock underlying the common warrants. Excludes 25,730 shares of common stock underlying the common warrants which are not exercisable within 60 days of January 15, 2026 by virtue of the beneficial ownership limitations described in footnote 2. David Feldman and Joel Arber are the directors of L1 Capital Global Opportunities Master Fund, Ltd. As such, L1 Capital Global Opportunities Master Fund, Ltd., Mr. Feldman, and Mr. Arber may be deemed to beneficially own our common stock described herein. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities for all other purposes. The address of the principal business office of L1 Capital Global Opportunities Master Fund, Ltd. is 161A Shedden Road, 1 Artillery Court, PO Box 10085 Grand Cayman, Cayman Islands KY1-1001.

(9) Sabby Volatility Warrant Master Fund, Ltd.: Includes 49,792 shares of common stock underlying the common warrants. Excludes 34,300 shares of common stock underlying the common warrants which are not exercisable within 60 days of January 15, 2026 by virtue of the beneficial ownership limitations described in footnote 2. The principal business office of Sabby Volatility Warrant Master Fund, Ltd. is 1011 Links Dr., Miami Beach 33109.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Special Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Special Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Aptevo stockholders will be “householding” the Company’s proxy materials. A single proxy statement and proxy card will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker or Aptevo. Direct your written request to Aptevo Therapeutics Inc., Attn: SoYoung Kwon, Corporate Secretary, 2401 4th Avenue, Suite 1050, Seattle, Washington 98121 or contact SoYoung Kwon at (206) 496-3966. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy card to vote on such matters in accordance with their best judgment.

Forward-Looking Statements

This Proxy Statement contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. When used in this Proxy Statement, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

Websites

The information contained on the websites referenced in this Proxy Statement are not incorporated by reference into this Proxy Statement. Further, references to website URLs are intended to be inactive textual references only.

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

APTEVO THERAPEUTICS INC.

Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware

(originally incorporated on February 22, 2016)

Aptevo Therapeutics Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the "General Corporation Law"), hereby certifies as follows:

1. The current name of the Corporation and the name under which the Corporation was originally incorporated is Aptevo Therapeutics Inc. The original Certificate of Incorporation was filed on February 22, 2016.

2. The Board of Directors of the Corporation pursuant to Sections 242 and 245 of the General Corporation Law duly adopted resolutions setting forth this Amended and Restated Certificate of Incorporation and declaring said Amended and Restated Certificate of Incorporation advisable. The stockholders of the Corporation have duly approved and adopted this Amended and Restated Certificate of Incorporation at a stockholder meeting on February 18, 2026, in accordance with Sections 242 and 245 of the General Corporation Law.

The Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

First: The name of the Corporation is Aptevo Therapeutics Inc. (hereinafter referred to as the "Corporation").

Second: The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company. The current address of the principal office and the current mailing address of the Corporation is 2401 4th Avenue, Suite 1050, Seattle, WA 98121.

Third: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law. The term of existence of the Corporation shall be perpetual.

Fourth: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 515,000,000 shares, consisting of (i) 500,000,000 shares of Common Stock, $0.001 par value per share ("Common Stock"), and (ii) 15,000,000 shares of Preferred Stock, $0.001 par value per share ("Preferred Stock"). 15,000 shares of the Preferred Stock are designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock").

Effective as of the effective time of 5:01 p.m., Eastern time, on March 26, 2020 (the "2020 Effective Time"), each fourteen (14) shares of the Corporation’s Common Stock issued and outstanding immediately prior to the 2020 Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the "2020 Reverse Split"); provided, however, no fractional shares of Common Stock shall be issued as a result of the 2020 Reverse Split and, in lieu thereof, upon receipt after the 2020 Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-2020 Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-2020

Reverse Split Common Stock as a result of the 2020 Reverse Split, following the 2020 Effective Time (after taking into account all fractional shares of post-2020 Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-2020 Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the 2020 Reverse Split) on The Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date of March 26, 2020. Each stock certificate that, immediately prior to the 2020 Effective Time, represented shares of pre-2020Reverse Split Common Stock shall, from and after the 2020 Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-2020 Reverse Split Common Stock into which the shares of pre-2020 Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-2020 Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-2020 Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-2020 Reverse Split Common Stock into which the shares of pre-2020 Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the 2020 Reverse Split, as well as any cash in lieu of fractional shares of post-2020 Reverse Split Common Stock to which such holder may be entitled as set forth above. The 2020 Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-2020 Reverse Split Common Stock resulting from the 2020 Reverse Split and held by a single record holder shall be aggregated.

Effective as of the effective time of 5:01 p.m., Eastern time, on March 5, 2024 (the "2024 Effective Time"), each forty- four (44) shares of the Corporation’s Common Stock, issued and outstanding immediately prior to the 2024 Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the "2024 Reverse Split"); provided, however, no fractional shares of Common Stock shall be issued as a result of the 2024 Reverse Split and, in lieu thereof, upon receipt after the 2024 Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-2024 Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-2024 Reverse Split Common Stock as a result of the 2024 Reverse Split, following the 2024 Effective Time (after taking into account all fractional shares of post-2024 Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-2024 Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the 2024 Reverse Split) on The Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date of March 4, 2024. Each stock certificate that, immediately prior to the 2024 Effective Time, represented shares of pre-2024 Reverse Split Common Stock shall, from and after the 2024 Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-2024 Reverse Split Common Stock into which the shares of pre-2024 Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-2024 Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-2024 Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-2024 Reverse Split Common Stock into which the shares of pre-2024 Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the 2024 Reverse Split, as well as any cash in lieu of fractional shares of post-2024 Reverse Split Common Stock to which such holder may be entitled as set forth above. The 2024 Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-2024 Reverse Split Common Stock resulting from the 2024 Reverse Split and held by a single record holder shall be aggregated.

Effective as of the effective time of 5:01 p.m., Eastern time, on May 23, 2025 (the “2025 Reverse Split Effective Time”), each twenty (20) shares of the Company’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the 2025 Reverse Split Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “2025 Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the 2025 Reverse Split and, in lieu thereof, upon receipt after the 2025 Reverse Split Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-2025 Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-2025 Reverse Split Common Stock as a result of the 2025 Reverse Split, following the 2025 Reverse Split Effective Time (after taking into account all fractional shares of post-2025 Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-2025 Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the 2025 Reverse Split) on The Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the 2025 Reverse Split Effective Time, represented shares of pre-2025 Reverse Split Common Stock shall, from and after the 2025 Reverse Split Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-2025 Reverse Split Common Stock into which the shares of pre-2025 Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-2025 Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-2025 Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-2025 Reverse Split Common Stock into which the shares of pre-2025 Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the 2025 Reverse Split, as well as any cash in lieu of fractional shares of post-2025 Reverse Split Common Stock to which such holder may be entitled as set forth above. The 2025 Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-2025 Reverse Split Common Stock resulting from the 2025 Reverse Split and held by a single record holder shall be aggregated.

Effective as of the effective time of 5:01 p.m., Eastern time, on December 29, 2025 (the “December 2025 Reverse Split Effective Time”), 1-for-18 shares of the Company’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the December 2025 Reverse Split Effective Time shall, automatically and without any action on the part of the Company or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “December 2025 Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the December 2025 Reverse Split and, in lieu thereof, upon receipt after the December 2025 Reverse Split Effective Time by the exchange agent selected by the Company of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-December 2025 Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-December 2025 Reverse Split Common Stock as a result of the December 2025 Reverse Split, following the December 2025 Reverse Split Effective Time (after taking into account all fractional shares of post-December 2025 Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-December 2025 Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Company’s Common Stock (as adjusted to give effect to the December 2025 Reverse Split) on The Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the December 2025 Reverse Split Effective Time, represented shares of pre-December 2025 Reverse Split Common Stock shall, from and after the December 2025 Reverse Split Effective Time, automatically and without any action on the part of the Company or the respective holders thereof, represent that number of whole shares of post-December 2025 Reverse Split Common Stock into which the shares of pre-December 2025 Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-December 2025 Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-December 2025 Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-December 2025 Reverse Split Common Stock into which the shares of pre-December 2025 Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the December 2025 Reverse Split, as well as any cash in lieu of fractional shares of post-December 2025 Reverse Split Common Stock to which such holder may be entitled as set forth above. The December 2025 Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-December 2025 Reverse Split Common Stock resulting from the December 2025 Reverse Split and held by a single record holder shall be aggregated.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (which, as used herein, shall mean the restated certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing at least a majority of the votes entitled to be cast irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B.	PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the votes entitled to be cast thereon, voting as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law.

Notwithstanding the foregoing and any other provisions to the contrary contained in this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, any amendment to this Amended and Restated Certificate of Incorporation that relates to the matters set forth in Section 242(d) of the General Corporation Law shall, so long as the conditions of Section 242(d) are satisfied, only require the vote of stockholders or no vote of stockholders, if applicable, as set forth in Section 242(d) thereof.

C. SERIES A JUNIOR PARTICIPATING PREFERRED STOCK.

1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 15,000. Such number of shares may be increased or decreased by resolution of the Board of Directors prior to issuance; provided, however, that no decrease shall reduce the number of shares of the Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into the Series A Preferred Stock; provided, further, that if more than a total 15,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement, dated as of November 8, 2020, and as supplemented, restated or amended from time to time, by and between the Corporation and Broadridge Corporate Issuer Solutions, Inc., as rights agent (the "Rights Agreement"), the Board, pursuant to Section 151(g) of the General Corporation Law, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 103 of the General Corporation Law, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation of the Corporation, as amended, permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

2. Dividends and Distributions.

(a) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation (the "Preferred Stock") (or any similar stock) ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock, in preference to the holders of Common Stock and of any other stock of the Corporation ranking junior to the Series A Preferred Stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the last day of each fiscal quarter of the Corporation in each year, or such other dates as the Board of Directors shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of the Series A Preferred Stock (the "Issue Date"), in an amount per share (rounded to the nearest cent) equal to the greater of (i) $1.00 or (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of the Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after the Issue Date (A) declare and pay any dividend on the Common Stock payable in shares of Common Stock, or (B) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (ii) of the first sentence of this Section 2(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section 2 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); and the Corporation shall pay such dividend or distribution on the Series A Preferred Stock before the dividend or distribution declared on the Common Stock is paid or set apart; provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable, when, as and if declared, on such subsequent Quarterly Dividend Payment Date.

(c) Dividends shall begin to accrue and be cumulative, whether or not declared, on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than sixty (60) calendar days prior to the date fixed for the payment thereof.

3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a) Subject to the provision for adjustment hereinafter set forth and except as otherwise provided in the Amended and Restated Certificate of Incorporation or required by law, each share of Series A Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters upon which the holders of the Common Stock of the Corporation are entitled to vote. In the event the Corporation shall at any time after the Issue Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(b) Except as otherwise provided herein, in the Amended and Restated Certificate of Incorporation or in any other certificate of designations creating a series of Preferred Stock or any similar stock, and except as otherwise required by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)

(i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, then and in such event the holders of the Series A Preferred Stock, voting as a separate series from all other series of Preferred Stock and classes of capital stock, shall be entitled to elect two (2) members of the Board of Directors in addition to any directors elected by any other series, class or classes of securities and the authorized number of directors will automatically be increased by two (2). Promptly thereafter, the Board of Directors of the Corporation shall, as soon as may be practicable, call a special meeting of holders of Series A Preferred Stock for the purpose of electing such members of the Board. Such special meeting shall in any event be held within forty-five (45) calendar days of the occurrence of such arrearage.

(ii) During any period when the holders of Series A Preferred Stock, voting as a separate series, shall be entitled and shall have exercised their right to elect two (2) directors, then, and during such time as such right continues, (a) the then authorized number of directors shall be increased by two (2), and the holders of Series A Preferred Stock, voting as a separate series, shall be entitled to elect the additional directors so provided for, and (b) each such additional director shall serve until the next annual meeting of stockholders for the election of directors, or until his successor shall be elected and shall qualify, or until his right to hold such office terminates pursuant to the provisions of this Section 3(c).

(iii) A director elected pursuant to the terms hereof may be removed with or without cause by the holders of Series A Preferred Stock entitled to vote in an election of such director.

(iv) If, during any interval between annual meetings of stockholders for the election of directors and while the holders of Series A Preferred Stock shall be entitled to elect two (2) directors, there is no such director in office by reason of resignation, death or removal, then, promptly thereafter, the Board of Directors shall call a special meeting of the holders of Series A Preferred Stock for the purpose of filling such vacancy and such vacancy shall be filled at such special meeting. Such special meeting shall in any event be held within forty-five (45) calendar days of the occurrence of such vacancy.

(v) At such time as the arrearage is fully cured, and all dividends accumulated and unpaid on any shares of Series A Preferred Stock outstanding are paid, and, in addition thereto, at least one regular dividend has been paid subsequent to curing such arrearage, the term of office of any director elected pursuant to this Section 3(c), or his successor, shall automatically terminate, and the authorized number of directors shall automatically decrease by two (2), the rights of the holders of the shares of the Series A Preferred Stock to vote as provided in this Section 3(c) shall cease, subject to renewal from time to time in the case of any such future dividend default or defaults upon the same terms and conditions, and the holders of shares of the Series A Preferred Stock shall have only the limited voting rights elsewhere herein set forth.

(d) Except as set forth herein, or as otherwise provided by law, the holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

4. Certain Restrictions.

(a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that, the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock or rights, warrants or options to acquire such junior stock; or

(iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued, without designation as to series until such shares are once more designated as part of a particular series of Preferred Stock by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein or in any other certificate of designations creating a series of Preferred Stock or any similar stock or as otherwise required by law.

6. Liquidation, Dissolution or Winding Up.

(a) Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of the Common Stock or of shares of any other stock of the Corporation ranking junior, either as to dividends or upon liquidation, dissolution or winding up, to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that, the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity either as to dividends or upon liquidation, dissolution or winding up with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Preferred Stock liquidation preference and the liquidation preferences of all other classes and series of stock of the Corporation, if any, that rank on a parity with the Series A Preferred Stock in respect thereof, then the assets available for such distribution shall be distributed ratably to the holders of the Series A Preferred Stock and the holders of such parity shares in the proportion to their respective liquidation preferences. In the event the Corporation shall at any time after the Issue Date (A) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (B) effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of this Section 6(a) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of this Section 6(a) shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

(b) Neither the merger, consolidation or other business combination of the Corporation into or with another entity nor the merger, consolidation or other business combination of any other entity into or with the Corporation (nor the sale, lease, exchange or conveyance of all or substantially all of the property, assets or business of the Corporation) shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 6.

7. Consolidation, Merger, etc. Notwithstanding anything to the contrary contained herein, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are converted into, exchanged for or changed into other stock or securities, cash and/or any other property (payable in kind), then in any such case each share of Series A Preferred Stock shall at the same time be similarly converted into, exchanged for or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Issue Date (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock, or (ii) effect a subdivision or combination or consolidation (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) of the outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the conversion, exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. In the event the Corporation shall at any time declare or pay any dividend on the Series A Preferred Stock payable in shares of Series A Preferred Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Series A Preferred Stock (by reclassification or otherwise than by payment of a dividend in shares of Series A Preferred Stock) into a greater or lesser number of shares of Series A Preferred Stock, then in each such case the amount set forth in the first sentence of this Section 7 with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Series A Preferred Stock that were outstanding immediately prior to such event and the denominator of which is the number of shares of Series A Preferred Stock outstanding immediately after such event.

8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable from any holder.

9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up of the Corporation, junior to all series of any other class of the Preferred Stock issued either before or after the issuance of the Series A Preferred Stock, unless the terms of any such series shall provide otherwise, and shall rank senior to the Common Stock.

10. Amendment. At such time as any shares of Series A Preferred Stock are outstanding, if any proposed amendment to the Amended and Restated Certificate of Incorporation (including any certificate of designation) would materially alter, change or repeal any of the preferences, powers or special rights given to the Series A Preferred Stock so as to affect the Series A Preferred Stock adversely, then the holders of the Series A Preferred Stock shall be entitled to vote separately as a class upon such amendment, and the affirmative vote of two-thirds of the outstanding shares of the Series A Preferred Stock, voting separately as a single class, shall be necessary for the adoption thereof, in addition to such other vote as may be required by the General Corporation Law.

11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share that shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

Fifth: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

Sixth: In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the By-laws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. The stockholders may not adopt, amend, alter or repeal the By-laws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Amended and Restated Certificate of Incorporation, by the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

Seventh: Except to the extent that the General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the General Corporation Law is amended to permit further elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Eighth: The Corporation shall provide indemnification and advancement of expenses as follows:

1. Actions, Suits and Proceedings Other than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

2. Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case,

Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper.

3. Indemnification for Expenses of Successful Party. Notwithstanding any other provisions of this Article EIGHTH, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

4. Notification and Defense of Claim. As a condition precedent to an Indemnitee’s right to be indemnified pursuant to Section 1, 2 or 3 of this Article EIGHTH, or to receive advancement of expenses pursuant to Section 5 of this Article EIGHTH, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity or advancement of expenses will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article EIGHTH. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) of the preceding sentence. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

5. Advancement of Expenses. Subject to the provisions of Sections 4 and 6 of this Article EIGHTH, any expenses (including attorneys’ fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

6. Procedure for Indemnification and Advancement of Expenses. In order to obtain indemnification pursuant to Section 1, 2 or 3 of this Article EIGHTH or advancement of expenses pursuant to Section 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless the Corporation has assumed the defense pursuant to Section 4 of this Article EIGHTH (and none of the circumstances described in Section 4 of this Article EIGHTH that would nonetheless entitle the Indemnitee to indemnification or an advancement for the fees and expenses of separate counsel have occurred). Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, by independent legal counsel (who may, to the extent permitted by law, be regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

7. Remedies. The right to indemnification or advancement of expenses as granted by this Article EIGHTH shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee’s expenses (including attorneys’ fees) reasonably incurred in connection with successfully establishing Indemnitee’s right to advancement of expenses or indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

8. Limitations. Notwithstanding anything to the contrary in this Article EIGHTH, except as set forth in Section 7 of this Article EIGHTH, the Corporation shall not indemnify or advance expenses to an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors. Notwithstanding anything to the contrary in this Article EIGHTH, the Corporation shall not indemnify or advance expenses to an Indemnitee to the extent such Indemnitee is reimbursed or paid expenses from the proceeds of insurance, and in the event the Corporation makes any indemnification payments or advancement of expenses to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments or advancement of expenses to the Corporation to the extent of such insurance reimbursement.

9. Subsequent Amendment. No amendment, termination or repeal of this Article EIGHTH or of the relevant provisions of the General Corporation Law or any other applicable laws shall adversely affect or diminish in any way the rights of any Indemnitee to indemnification or advancement of expenses under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

10. Other Rights. The indemnification and advancement of expenses provided by this Article EIGHTH shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article EIGHTH shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification and advancement rights and procedures different from those set forth in this Article EIGHTH. In addition, the Corporation may, to the extent authorized from time to time by its Board of

Directors, grant indemnification and advancement rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article EIGHTH.

11. Partial Indemnification and Advancement of Expenses. If an Indemnitee is entitled under any provision of this Article EIGHTH to indemnification or advancement of expenses by the Corporation for some or a portion of the expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify or advance expenses to Indemnitee for the portion of such expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) or amounts paid in settlement to which Indemnitee is entitled.

12. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law.

13. Savings Clause. If this Article EIGHTH or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys’ fees), liabilities, losses, judgments, fines (including excise taxes and penalties arising under the Employee Retirement Income Security Act of 1974) and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article EIGHTH that shall not have been invalidated and to the fullest extent permitted by applicable law.

14. Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

Ninth: This Article NINTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

3. Classes of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the Board of Directors shall be and is divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one‑third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III at the time such classification becomes effective.

4. Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Amended and Restated

Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal. A decrease in the number of authorized directors shall not shorten the term of any incumbent director.

5. Quorum. The greater of (a) a majority of the directors at any time in office and (b) one‑third of the number of directors fixed pursuant to Section 2 of this Article NINTH shall constitute a quorum of the Board of Directors. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

6. Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law or by this Amended and Restated Certificate of Incorporation.

7. Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

8. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

9. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

10. Amendments to Article. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

Tenth: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting; provided, however, that, notwithstanding the foregoing and only for so long as Emergent BioSolutions Inc., a Delaware corporation, and its wholly owned subsidiaries, collectively, own capital stock representing a majority of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action to be taken, are signed by the holders of shares of outstanding capital stock having at least the minimum number of votes necessary to authorize such action. Notwithstanding any other provisions of law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

Eleventh: Special meetings of stockholders for any purpose or purposes may be called at any time by only the Board of Directors, the Chairman of the Board, the Chief Executive Officer or, if no person then holds the title Chief Executive Officer, the President, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Amended and Restated Certificate of Incorporation or the By‑laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of capital stock representing at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

IN WITNESS WHEREOF, Aptevo Therapeutics Inc. has caused this Amended and Restated Certificate of Incorporation to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of this day of January, 2026.

Aptevo Therapeutics INC.
By:
Name:	Marvin L. White
Title:	President and Chief Executive Officer

APTEVO THERAPEUTICS INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS 2401 FOURTH AVE., SUITE 1050 SEATTLE, WA 98121 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on February 17, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/APVO2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on February 17, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V74289-S13507 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. APTEVO THERAPEUTICS INC. The Board of Directors recommends you vote FOR Proposals 1, 2 and 3: 1. To approve an amendment and restatement of our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to include previous amendments to the Certificate of Incorporation and the designation of Series A Participating Junior Preferred Stock (the “Series A Preferred Stock”) and to For Against Abstain make certain other technical and administrative changes. 2. To approve the potential issuance of 19.99% or more of the Company’s issued and outstanding common stock as of January 8, 2026 pursuant to the Standby Equity Purchase Agreement (“SEPA”) with YA II PN, Ltd. (“Yorkville”), in accordance with Nasdaq Listing Rules 5635(d) and 5635(b). 3 To authorize an adjournment of the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 or Proposal 2. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. V74290-S13507 APTEVO THERAPEUTICS INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS SPECIAL MEETING OF STOCKHOLDERS FEBRUARY 18, 2026 at 10:00 AM, PACIFIC TIME The stockholder(s) hereby appoint(s) SoYoung Kwon and Daphne Taylor, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Aptevo Therapeutics Inc. that the stockholder(s) is/are entitled to vote at the virtual Special Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on Wednesday, February 18, 2026, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1, PROPOSAL 2 AND PROPOSAL 3. IN THEIR DISCRETION, THESE PROXIES OF THE UNDERSIGNED ARE AUTHORIZED TO VOTE UPON ANY AND ALL OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE.